UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)

November 10, 2015

CRIMSON WINE GROUP, LTD.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-54866	13-3607383
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2700 Napa Valley Corporate Drive, Suite B, Napa, California		94558
(Address of Principal Executive Offices)		(Zip Code)

(800) 486-0503
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement.

On November 10, 2015, Pine Ridge Winery, LLC (“Borrower”), a wholly-owned subsidiary of Crimson Wine Group, Ltd. (the “Company”), entered into a senior secured term loan agreement (the “Loan Agreement”) with American AgCredit, FLCA (“Lender”) for an aggregate principal amount of $16.0 million. Amounts outstanding under the Loan Agreement will bear a fixed interest rate of 5.24% per annum.

The Loan Agreement will mature on October 1, 2040 (the “Maturity Date”). On the first day of each January, April, July and October, commencing January 1, 2016, a principal payment in the amount of One Hundred Sixty Thousand Dollars ($160,000) and an interest payment equal to the amount of all interest accrued through the previous day shall be made. A final payment of all unpaid principal, interest and any other charges with respect to the Loan Agreement shall be due and payable on the Maturity Date.

Events of default under the Loan Agreement include, among others, the following: failure to make payments when due, breach of covenants, breach of representations or warranties, cessation of operations and the incurrence of certain environmental liabilities. In the case of any of the foregoing events of default, Lender may, but is not obligated to, accelerate all amounts due under the Loan Agreement and cause them to become immediately due and payable. In the case of an event of default arising from certain events of bankruptcy or insolvency, amounts due under the loan agreement will be accelerated and become immediately due and payable.

Borrower’s obligations under the Loan Agreement are guaranteed by the Company. In addition, all obligations of Borrower under the Loan Agreement are collateralized by certain real property of the Company. Borrower’s covenants include the maintenance of a specified debt service coverage ratio and certain customary affirmative and negative covenants, including limitations on the incurrence of additional indebtedness; limitations on distributions to shareholders; and restrictions on certain investments, sale of assets and merging or consolidating with other persons. The full $16.0 million was drawn at closing and proceeds from the Loan Agreement can be used to fund acquisitions, capital projects and other general corporate purposes.

The foregoing description is qualified in its entirety by reference to the text of the Loan Agreement and the related Term Loan Promissory Note, Guaranty and Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, copies of which are filed as exhibits to this Current Report on Form 8-K and are incorporated by reference herein.

Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Loan Agreement, dated November 10, 2015 by and between Pine Ridge Winery, LLC and American AgCredit, FLCA
10.2	Term Loan Promissory Note issued by Pine Ridge Winery, LLC, dated November 10, 2015
10.3	Guaranty, dated November 10, 2015, by and between Crimson Wine Group, Ltd. and American AgCredit, FLCA
10.4

Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, dated November 10, 2015, from Pine Ridge Winery, LLC to Fidelity National Title Company for the benefit of American AgCredit, FLCA

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 17, 2015

CRIMSON WINE GROUP, LTD.

By:  /s/ Shannon McLaren

Name:  Shannon McLaren

Title:  Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Loan Agreement, dated November 10, 2015 by and between Pine Ridge Winery, LLC and American AgCredit, FLCA
10.2	Term Loan Promissory Note issued by Pine Ridge Winery, LLC, dated November 10, 2015
10.3	Guaranty, dated November 10, 2015, by and between Crimson Wine Group, Ltd. and American AgCredit, FLCA
10.4

Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, dated November 10, 2015, from Pine Ridge Winery, LLC to Fidelity National Title Company for the benefit of American AgCredit, FLCA